EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Atlanta, Georgia
October 26, 2000